                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                         THE WET SEAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               THE WET SEAL, INC.
                                 26972 BURBANK
                        FOOTHILL RANCH, CALIFORNIA 92610

                                                                  April 24, 2000

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626, at 10:00 a.m., on Wednesday, May 31, 2000.

    During the Annual Meeting the matters described in the accompanying Proxy Statement will be considered. In addition, there will be a report regarding the progress of the Company and there will be an opportunity to ask questions of general interest to you as a stockholder.

    I hope you will be able to join us at the Annual Meeting. Whether or not you expect to attend, you are urged to sign and return the enclosed proxy card in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

                                          Sincerely,

                                          /s/ Irving Teitelbaum

                                          Irving Teitelbaum
                                          CHAIRMAN OF THE BOARD

                               THE WET SEAL, INC.
                                 26972 BURBANK
                        FOOTHILL RANCH, CALIFORNIA 92610

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2000
                                   10:00 A.M.

                             ---------------------

    Notice is hereby given that the Annual Meeting (the "Annual Meeting") of Stockholders of The Wet Seal, Inc. (the "Company") will be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626, on Wednesday, May 31, 2000 at 10:00 a.m. to consider and vote upon:

    1. Election of a Board of Directors consisting of nine directors. The attached Proxy Statement, which is part of the Notice, includes the names of the nominees to be presented by the Board of Directors for election.

    2. Ratification of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2000.

    3. To transact such other business as may properly come before the Annual Meeting.

    The Board of Directors has fixed the close of business on April 17, 2000 as the record date for determination of stockholders entitled to notice of, and to vote, at the Annual Meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, at the office of the Company for a period of ten days prior to the Annual Meeting.

    To assure that your shares will be represented at the Annual Meeting, please sign and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors,

                                          /s/ Stephen Gross

                                          Stephen Gross
                                          SECRETARY

Dated: April 24, 2000

                               THE WET SEAL, INC.
                                 26972 BURBANK
                        FOOTHILL RANCH, CALIFORNIA 92610

                            ------------------------

                                PROXY STATEMENT
                                  MAY 31, 2000

                            ------------------------

    This Proxy Statement is furnished by the Board of Directors of The Wet
Seal, Inc., a Delaware Corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California on Wednesday, May 31, 2000 beginning at 10:00 a.m. and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of nine directors; to ratify the Board of Directors' nomination of Deloitte & Touche LLP as the Company's independent auditors; and to consider any other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are being sent to stockholders of record on or about April 24, 2000.

                             VOTING BY STOCKHOLDERS

    Only holders of record of the Company's common stock, at the close of business on April 17, 2000, are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 10,904,023 shares of the Company's Class A Common Stock, $.10 par value, and 2,912,665 shares of the Company's Class B Common Stock, $.10 par value, issued and outstanding. Of the 10,904,023 shares of Class A Common Stock, 1,347,600 shares are currently held as Treasury Stock and thus not entitled to vote. Holders of Class A Common Stock are entitled to one vote per share and, while both the Class A and Class B Common Stock vote together as a single class, holders of Class B Common Stock are entitled to two votes per share. According to the Company's Restated Certificate of Incorporation, stockholders may not cumulate their voting rights. Thus, the holders of a plurality of the votes cast at the Annual Meeting will be able to elect all of the directors. The ratification of independent auditors will require the affirmative vote of a majority of the votes cast at the Annual Meeting.

    The shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in accordance with the instructions specified therein, or, in the absence of instructions, FOR Proposals 1 and 2, and will be voted in accordance with the discretion of the proxies upon all other matters which may properly come before the Annual Meeting. Any proxy received by the Company may be subsequently revoked by the stockholder any time before it is voted at the meeting either by delivering a subsequent proxy or other written notice of revocation to the Company at its above address or by attending the meeting and voting in person. Pursuant to Delaware law, abstentions are treated as present and entitled to vote at the Annual Meeting and thus have the effect of a vote against a proposal. A broker non-vote on a proposal is considered not entitled to vote on that matter and thus is not counted in determining whether a proposal requiring approval of a majority of the shares present and entitled to vote has been approved or whether a majority of the vote of the shares present and entitled to vote has been cast.

                                  PROPOSAL #1
                             ELECTION OF DIRECTORS

NOMINEES

    The Company's Bylaws give the Board the power to set the number of directors at no less than three nor more than fifteen. The size of the Company's Board is currently set at nine. The directors so elected will serve until the next Annual Meeting of Stockholders. Nine directors are to be elected at the Annual Meeting to be held on May 31, 2000. All of the nominees are currently directors of the Company. The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

    The following table sets forth information regarding the nominees for director:

NAME AND AGE                                      PRINCIPAL OCCUPATION AND BACKGROUND
------------                   -------------------------------------------------------------------------
George H. Benter, Jr.........  Mr. George H. Benter, Jr. has been a director of the Company since 1990.
Age: 58                          Since May 1992, Mr. Benter has been President, Chief Operating Officer and a director of City National Bank. From 1965 until April 1992,
                                 Mr. Benter worked in various capacities with Security Pacific
                                 Corporation, culminating in the position of Vice Chairman. Prior to that time he held various positions with Security Pacific National
                                 Bank. He is also a director of The Seeley Company, a privately held commercial real estate brokerage service company.

Kathy Bronstein..............  Ms. Kathy Bronstein was appointed the Company's Vice Chairman of the
Age: 48                          Board in March 1994 and has been a director since 1985. Since March
                                 1992, she has also served as the Company's Chief Executive Officer.
                                 Ms. Bronstein served as the Company's President from March 1992 to
                                 March 1994 and as Executive Vice President and General Merchandise
                                 Manager of the Company from January 1985 through March 1992.
                                 Ms. Bronstein's primary responsibilities include formulating and directing the Company's expansion and overall merchandising and marketing strategies.

Stephen Gross(1).............  Mr. Stephen Gross has been the Secretary and a director of the Company
Age: 54                          since June 1984. Mr. Gross co-founded Suzy Shier Limited. Since 1967, he has been a director and an officer of Suzy Shier Limited, having served as President, Assistant Secretary and Treasurer since 1976. He has also been the General Merchandise Manager of Suzy Shier Limited since 1974. Mr. Gross also serves as President of Irwel Management
                                 Services Inc., a management consulting firm established in 1975.

Walter F. Loeb...............  Mr. Walter F. Loeb has been a director of the Company since May 1993. He
Age: 75                          is President of Loeb Associates Inc., a New York-based retail consultancy company that serves a variety of domestic and international companies. Mr. Loeb is also the publisher of "Loeb Retail Letter," a monthly analysis of the retail industry. He currently is a director of
                                 Federal Realty Investment Trust, Gymboree Corporation, Hudson's Bay
                                 Company and The Warnaco Group, Inc.

NAME AND AGE                                      PRINCIPAL OCCUPATION AND BACKGROUND
------------                   -------------------------------------------------------------------------
Wilfred Posluns..............  Mr. Wilfred Posluns has been a director of the Company since 1990. He is
Age: 68                          Managing Director of Cedarpoint Investments, Inc., a Toronto-based venture capital company. Mr. Posluns was the Chairman of the Board of
                                 Directors and Chief Executive Officer of Dylex Limited from July 1988 to August 1995 and President from 1976 through 1990. He was a member of the Board of Directors of Dylex Limited from 1966 to August 1995.
                                 Mr. Posluns currently serves as a director of Radiology Corporation of
                                 America.

Gerald Randolph..............  Mr. Gerald Randolph has been a director of the Company since July 1989.
Age: 81                          Mr. Randolph is a chartered accountant in Canada. He has been engaged in an outside professional capacity by Suzy Shier Limited from its inception in 1967, having served as its independent auditor, until
                                 July 1989 when he was appointed Chief Financial Officer and a director of Suzy Shier Limited.

Alan Siegel..................  Mr. Alan Siegel has been a director of the Company since 1990.
Age: 65                          Mr. Siegel has been a partner in the law firm of Akin, Gump, Strauss,
                                 Hauer & Feld, L.L.P., which provides legal services to the Company, since August 1995. He is also a director of Thor Industries, Inc.,
                                 Ermenegildo Zegna Corporation and Ascent Asset Management Advisory
                                 Services, Inc.

Irving Teitelbaum(1).........  Mr. Irving Teitelbaum has been Chairman of the Board and a director of
Age: 61                          the Company since June 1984. Mr. Teitelbaum is the co-founding
                                 President (in 1967) and current Chairman and Chief Executive Officer of
                                 Suzy Shier Limited, a Canadian public company listed on the Toronto and
                                 Montreal Stock Exchanges, retailing women's apparel and lingerie in over 460 stores in Canada. Mr. Teitelbaum also serves as President of
                                 First Canada Management Consultants Limited, a management consulting firm.

Edmond Thomas................  Mr. Edmond Thomas has been a director of the Company since August 1992.
Age: 46                          Mr. Thomas has served as the Company's President since March 1994 and as the Company's Chief Operating Officer since June 1992. His responsibilities include overseeing store operations, real estate, finance, management information systems, marketing, store construction, the central distribution center and e-commerce. Prior to joining the
                                 Company, from May 1991 through June 1992, Mr. Thomas was President and
                                 Chief Operating Officer and a director of Domain, Inc., a Boston-based upscale home furnishings retailer.

------------------------

(1) Mr. Teitelbaum and Mr. Gross are brothers-in-law.

                               EXECUTIVE OFFICERS

    The executive officers of the Company who are not also directors are set forth below:

NAME AND AGE                                      PRINCIPAL OCCUPATION AND BACKGROUND
------------                   -------------------------------------------------------------------------
Barbara Bachman..............  Ms. Barbara Bachman has been the Company's Senior Vice President of Store
Age: 50                          Operations since November 1998 and served as Vice President of Store
                                 Operations between December 1994 and November 1998. From 1982 to 1994, she served as Vice President of Stores Operations with Contempo
                                 Casuals. She previously held various other positions with Contempo
                                 Casuals, including Regional Director of Stores from 1979 to 1982,
                                 District Manager from 1977 to 1979, and Store Manager from 1976 to
                                 1977.

Cecilia Gasgonia.............  Ms. Cecilia Gasgonia has been Vice President of Merchandise Planning and
Age: 39                          Distribution of the Company since June 1995 and served as Director of
                                 Merchandise Planning between February 1994 and June 1995. From 1987 to
                                 January 1994, Ms. Gasgonia was Director of Merchandise Planning with
                                 Clothestime, a junior retail chain.

Sharon Hughes................  Ms. Sharon Hughes has been employed by the Company since May 1990. Since
Age: 40                          March 1994, she has served as the Vice President of Merchandising. From
                                 May 1990 to March 1994 she served as a Merchandise Manager. From 1983 to April 1990, Ms. Hughes was employed by Saturday's, a chain of clothing stores, in various capacities, the most recent of which was
                                 General Merchandise Manager.

Ann Cadier Kim...............  Ms. Ann Cadier Kim has been employed by the Company since January 1986.
Age: 42                          Since December 1993 she has served as the Company's Chief Financial
                                 Officer. In November 1998, she was appointed Senior Vice President of
                                 Finance. Between March 1994 and November 1998, she served as Vice
                                 President of Finance. From January 1986 to November 1993, Ms. Cadier
                                 Kim was the Company's Controller. From September 1982 to August 1985,
                                 she was employed by Touche Ross & Co., as an audit senior. Ms. Cadier
                                 Kim is a certified public accountant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors met or took action by written consent nine times in the fiscal year ended January 29, 2000. Each of the directors attended at least 75% of the Board of Directors meetings and their respective committee meetings.

    The Company has an Executive Committee consisting of Irving Teitelbaum, Kathy Bronstein and Edmond Thomas. The Executive Committee was formed in April 1990. Its primary responsibility is to oversee the execution of lease commitments made by the Company between meetings of the Board of Directors.

    The Company has an Audit Committee consisting of Wilfred Posluns (Chairman), George H. Benter, Jr. and Walter Loeb. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors internal accounting and finance controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company's financial statements. The Audit Committee is also responsible for recommending to the

Board of Directors independent public accountants to audit the annual financial statements of the Company and scope of the audit to be undertaken by the accountants.

    The Company has no nominating committee. Nominations are proposed by the Executive Committee of the Board.

    The Company has a Compensation Committee consisting of Irving Teitelbaum, Wilfred Posluns and George H. Benter, Jr. The Compensation Committee is responsible for establishing general compensation policies and specific compensation levels for the Company's executive officers. Effective April 1999, the Compensation Committee created an Incentive Compensation Subcommittee consisting of Wilfred Posluns and George H. Benter, Jr. to address all issues before the Compensation Committee that require decisions by directors who qualify as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as non-employee directors under Section 16(b) of the Securities Exchange Act of 1934, as amended. See "Report of the Compensation Committee on Executive Compensation."

    The Company has an Option Committee consisting of Walter F. Loeb and George
H. Benter, Jr. The Option Committee is responsible for granting stock options to executive officers and other key employees whose contributions are considered important to the long-term success of the Company pursuant to the Company's long-term incentive plans.

    During the fiscal year ended January 29, 2000, the Executive Committee met or took action by written consent nine times, the Compensation Committee met or took action by written consent three times, the Audit Committee met or took action by written consent three times and the Option Committee met or took action by written consent three times.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

    The following table sets forth the compensation (cash and non cash) for the Chief Executive Officer and the four other most highly compensated executive officers ("named executive officers") who earned in excess of $100,000 per annum during any of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                                --------------------------
                                         ANNUAL COMPENSATION                                   SECURITIES
                        -----------------------------------------------------    RESTRICTED    UNDERLYING
NAME AND                 FISCAL                               OTHER ANNUAL         STOCK          STOCK         LTIP
PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)    COMPENSATION($)(1)   AWARDS($)(2)   OPTIONS(#)    PAYOUTS($)
------------------      --------   ---------   ---------   ------------------   ------------   -----------   ----------
Kathy Bronstein.......    1999      771,548      834,470(3)      --                34,599        150,000        --
  Vice Chairman and       1998      742,159    1,477,097(4)      --                63,612         --            --
  Chief Executive         1997      682,418    1,271,375(5)      --                59,982        120,000        --
  Officer

Edmond Thomas.........    1999      765,996      476,840(3)      --                34,599        150,000        --
  President and Chief     1998      592,878      844,055(4)      --                51,369         --            --
  Operating Officer       1997      563,627      726,500(5)      --                49,806        120,000        --

Barbara Bachman.......    1999      197,621       10,000(3)      --                 9,357         10,000        --
  Senior Vice
    President             1998      187,731       40,000(4)      --                17,042         10,000        --
  of Store Operations     1997      176,423       40,000(5)      --                16,381         10,000        --

Sharon Hughes.........    1999      186,238       10,000(3)      --                10,230          5,000        --
  Vice President of       1998      179,808       25,000(4)      --                14,346         --            --
  Merchandising           1997      181,730       90,813(5)      --                17,614         10,000        --

Ann Cadier Kim........    1999      183,192       10,000(3)      --                10,002         10,000        --
  Senior Vice
    President             1998      165,000       40,000(4)      --                14,346         10,000        --
  of Finance              1997      150,000       30,000(5)      --                13,210         10,000        --


NAME AND                   ALL OTHER
PRINCIPAL POSITION      COMPENSATION($)
------------------      ----------------
Kathy Bronstein.......       58,540(6)
  Vice Chairman and          53,465(7)
  Chief Executive           222,555(8)
  Officer
Edmond Thomas.........        8,781(6)
  President and Chief        33,517(7)
  Operating Officer          49,062(8)
Barbara Bachman.......      --
  Senior Vice
    President               --
  of Store Operations       --
Sharon Hughes.........      --
  Vice President of         --
  Merchandising             --
Ann Cadier Kim........      --
  Senior Vice
    President               --
  of Finance                --

------------------------------

(1) While the named executive officers enjoy certain perquisites, for fiscal years 1999, 1998 and 1997 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.

(2) The Company has a stock bonus plan whereby certain employees of the Company receive Class A Common Stock in proportion to their salary. The amount of the award is also dependent on the Company's earnings before tax and the stock price on the date of grant. The bonus shares vest at a rate of 33.33% per year on each anniversary of the grant date, and a participant's right to non issued shares is subject to forfeiture if the participant's employment is terminated. Dividends are not paid on stock grant awards until such time as the stock is vested and issued to the executive. Aggregate shares granted under the plan to the named executive officers as of January 29, 2000 are as follows: Ms. Bronstein--11,700; Mr. Thomas--11,940; Ms. Bachman--3,289;
    Ms. Hughes--4,877; and Ms. Cadier Kim--4,321. The aggregate market value at January 29, 2000 of these shares is as follows: Ms. Bronstein--$128,700;
    Mr. Thomas--$131,340; Ms. Bachman--$36,179; Ms. Hughes--$53,647; and
    Ms. Cadier Kim--$47,531.

(3) Bonus amounts earned in fiscal 1999 were paid to the executives in fiscal 2000, except for Kathy Bronstein who, pursuant to Board of Director approval, received quarterly advances on her fiscal 1999 bonus in fiscal 1999 which totaled $404,293.

(4) Bonus amounts earned in fiscal 1998 were paid to the executives in fiscal 1999.

(5) Bonus amounts earned in fiscal 1997 were paid to the executives in fiscal 1998.

(6) Amount represents pay in lieu of vacation for fiscal 1999.

(7) Amount represents pay in lieu of vacation for fiscal 1998.

(8) Amount represents pay in lieu of vacation for fiscal 1997 and prior fiscal years back to original date of hire for Ms. Bronstein, fiscal 1985, and for Mr. Thomas, fiscal 1992.

OPTION GRANTS

    The following table sets forth information regarding options granted in 1999 to each of the named executive officers pursuant to the Company's 1996 Long-Term Incentive Plan.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                  --------------------------------------------------------     VALUE AT ASSUMED
                                   NUMBER OF    PERCENTAGE OF                                   ANNUAL RATES OF
                                  SECURITIES    TOTAL OPTIONS                                     STOCK PRICE
                                  UNDERLYING     GRANTED TO                                    APPRECIATION FOR
                                    OPTIONS     EMPLOYEES IN     EXERCISE OR                    OPTION TERM(2)
                                    GRANTED      FISCAL YEAR     BASE PRICE     EXPIRATION   ---------------------
NAME                              (SHARES)(1)       1999        ($ PER SHARE)      DATE        5%($)      10%($)
----                              -----------   -------------   -------------   ----------   ---------   ---------
Kathy Bronstein................     150,000         21.3%           15.125        9/22/09    1,426,805   3,615,803
Edmond Thomas..................     150,000         21.3%           15.125        9/22/09    1,426,805   3,615,803
Barbara Bachman................      10,000          1.4%           15.125        9/22/09       95,120     241,054
Sharon Hughes..................       5,000          0.7%           15.125        9/22/09       47,560     120,527
Ann Cadier Kim.................      10,000          1.4%           15.125        9/22/09       95,120     241,054

------------------------

(1) All options granted vest at the rate of 20% per year for the next five years.

(2) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

OPTION EXERCISE AND FISCAL YEAR-END VALUES

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                   AND OPTION/SAR VALUES AT JANUARY 29, 2000

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT       "IN-THE-MONEY" OPTIONS AT
                              SHARES                        JANUARY 29, 2000(#)         JANUARY 29, 2000($)(1)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                        EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------   -------------   -----------   -------------
Kathy Bronstein...........     53,000      1,976,688      107,000        230,000        460,625        --

Edmond Thomas.............     40,000      1,395,000      120,000        230,000        550,000        --

Barbara Bachman...........      6,000        154,250        6,000         24,000         12,500        --

Sharon Hughes.............     --             --            6,500         11,000         17,188        --

Ann Cadier Kim............      1,000         31,000       13,000         26,000         28,750         6,000

------------------------

(1) Represents the market value of shares underlying "in-the-money" options on January 29, 2000 less the option exercise price. Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

RETIREMENT PLAN

    Irving Teitelbaum, Kathy Bronstein and Edmond Thomas are participants in The Wet Seal, Inc. Supplemental Executive Retirement Plan ("SERP"), an unfunded, nonqualified retirement plan. According to the terms of the SERP, a participant's "Annual Accrued Benefit" shall be $250,000 which may be increased upward, if applicable, based on the "Pre-Tax Profit Percentage" (as defined in the SERP) for the three full fiscal years of the Company preceding the date the participant's service with the Company is terminated, as follows:

3-YEAR AVERAGE PRE-TAX PROFIT PERCENTAGE                   ANNUAL ACCRUED BENEFIT
----------------------------------------                   ----------------------
if 4.25% or greater but less than 4.75%..................         $300,000
if 4.75% or greater but less than 5.25%..................         $350,000
if 5.25% or greater but less than 5.75%..................         $400,000
if 5.75% or greater but less than 7.00%..................         $450,000
if 7.00% or greater......................................         $500,000

    A participant is entitled to receive benefits under the SERP upon his or her Normal Retirement Date (the first day of the month following the date the participant's service with the Company as an officer or executive has terminated, and which occurs at or after the date the participant has attained
22.5 years of service with the Company). A participant may receive an early retirement benefit equal to his or her Annual Accrued Benefit reduced by 1/2 of 1% per month for the number of months his or her retirement precedes his or her Normal Retirement Date. The normal form of benefit is a straight life annuity, ending in the month in which the participant dies. The Annual Accrued Benefit is payable in 12 equal monthly installments a year. The participant may choose to receive the benefit in the form of a 50% joint and survivor annuity. Benefits under the SERP are forfeitable upon a termination of employment for Cause (as defined in the SERP). Benefits under the SERP are provided by the Company on a noncontributory basis.

DIRECTOR COMPENSATION

    All directors who are not directly affiliated with the Company as well as one director who is affiliated receive a fee of $5,000 for each board meeting attended, with a minimum yearly fee of $20,000. All directors are reimbursed for expenses connected with attendance at the meetings of the Board of

Directors. An additional fee of $1,000 is paid to non-employee directors for each Audit Committee meeting attended.

    All directors who are not directly affiliated with the Company as well as one director who is affiliated were granted stock options of 10,000 shares each in fiscal 1999 and 5,000 shares each in fiscal 1997 pursuant to the Company's 1996 Long-Term Incentive Plan. Two directors who are affiliated with the Company were granted stock options of 75,000 shares each in fiscal 1999 and 100,000 shares each in fiscal 1997 pursuant to the Company's 1996 Long-Term Incentive Plan. The options vest at the rate of 20% per year for the next five years.

    All directors, except one, who are not directly affiliated with the Company as well as one director who is affiliated were granted stock options of 10,000 shares each in fiscal 1994 pursuant to the Company's 1994 Long-Term Incentive Plan. One independent director was granted 15,000 options in fiscal 1996. The options vest at the rate of 20% per year for the next five years.

EMPLOYMENT AGREEMENTS

    KATHY BRONSTEIN

    Kathy Bronstein has served as the Chief Executive Officer of the Company since March 1992. On December 30, 1988, in her former position of Executive Vice President and General Merchandise Manager, Ms. Bronstein entered into an employment agreement with the Company. Under this agreement, as amended, Ms. Bronstein is entitled to a base salary of $550,000 per annum, adjusted annually by a performance bonus of 0.5% ( 1/2 of 1%) of the pre-tax profits of the Company for the preceding fiscal year to the extent this amount exceeds the aggregate cash dividends Ms. Bronstein is eligible to receive on her holdings of the Company's capital stock referable to the same fiscal year. This adjustment is not cumulative and is in lieu of any salary review or cost of living adjustments. Ms. Bronstein also receives an incentive bonus of 3.5% of the pre-tax profits of the Company (as defined in the agreement) for each fiscal year.

    In January 1995, Ms. Bronstein's employment agreement was amended to provide automatic extensions to the term of her employment agreement as well as termination benefits upon the occurrence of certain trigger events. In the event of a trigger event, the employment agreement is terminated and Ms. Bronstein is entitled to receive an immediate payment approximately equal to three years of Ms. Bronstein's current base salary and bonus during the last three fiscal years. Trigger events include a "change in control" AND either
(i) Ms. Bronstein's election to resign within 90 days of a material change in Ms. Bronstein's rights and duties or (ii) Ms. Bronstein's termination by the Company without cause. A "change in control" means (i) the disposition or conversion by a Class B stockholder (other than Ms. Bronstein) of a majority of that stockholder's Class B shares or (ii) the acquisition of more than 50% of the voting power in a Class B stockholder or the ability to control the disposition or voting of a Class B stockholder's shares AND a majority of the Board of Directors of the Company ceases to be those in office two years prior to the change in control ("Continuing Directors") or those elected by a majority of other Continuing Directors. In addition, upon a change in control (regardless of the termination of the employment agreement), Ms. Bronstein's stock options become immediately exercisable. In the event that the total payments made to Ms. Bronstein upon the occurrence of a trigger event result in "excess parachute payments" under the Internal Revenue Code of 1986, as amended, the Company would be obligated to pay the excise tax due on such amount and any income tax obligations arising from reimbursement of any such excise taxes.

    Ms. Bronstein's agreement expires on January 30, 2005. The agreement automatically extends for an additional year on the first day of each subsequent fiscal year. These automatic extensions may be terminated by either party at any time upon prior written notice. She has agreed not to compete with the Company during the term of her employment and for a period of two (2) years thereafter. She is provided with a car by the Company.

    The Company has obtained "key man" life insurance in the amount of $3.0 million payable to the Company in the event of Ms. Bronstein's death while employed by the Company.

    EDMOND THOMAS

    Edmond Thomas has served as the Company's President and Chief Operating Officer since March 17, 1994. On June 22, 1992, in his former position of Executive Vice President and Chief Operating Officer, he entered into an employment agreement with the Company. Under this agreement, as amended, Mr. Thomas is entitled to a base salary of $550,000 per annum plus an annual performance bonus adjustment of 0.5% ( 1/2 of 1%) of the pre-tax profits of the Company for the preceding fiscal year to the extent this amount exceeds the aggregate cash dividends Mr. Thomas is eligible to receive on his holdings of the Company's capital stock referable to the same fiscal year. This adjustment is non cumulative and is in lieu of any salary review or cost of living adjustments. Mr. Thomas also receives an incentive bonus of 2% of the pre-tax profits of the Company (as defined in the agreement) for each fiscal year.

    In January 1995, Mr. Thomas' employment agreement was amended to provide automatic extensions to the term of his employment agreement as well as termination benefits upon the occurrence of certain trigger events. In the event of a trigger event, the employment agreement is terminated and Mr. Thomas is entitled to receive an immediate payment approximately equal to three years of Mr. Thomas' current base salary and bonus during the last three fiscal years. Trigger events include a "change in control" AND either (i) Mr. Thomas' election to resign within 90 days of a material change in Mr. Thomas' rights and duties or (ii) Mr. Thomas' termination by the Company without cause. A "change in control" means (i) the disposition or conversion by a Class B stockholder of a majority of that stockholder's Class B shares or (ii) the acquisition of more than 50% of the voting power in a Class B stockholder or the ability to control the disposition or voting of a Class B stockholder's shares AND a majority of the Board of Directors of the Company ceases to be those in office two years prior to the change in control ("Continuing Directors") or those elected by a majority of other Continuing Directors. In addition, upon a change in control (regardless of the termination of the employment agreement), Mr. Thomas' stock options become immediately exercisable. In the event that the total payments made to Mr. Thomas upon the occurrence of a trigger event result in "excess parachute payments" under the Internal Revenue Code of 1986, as amended, the Company would be obligated to pay the excise tax due on such amount and any income tax obligations arising from reimbursement of any such excise taxes.

    Mr. Thomas' agreement expires on January 30, 2005. The agreement automatically extends for an additional year on the first day of each subsequent fiscal year. These automatic extensions may be terminated by either party at any time upon prior written notice. He has agreed not to compete with the Company during the term of his employment and for a period of two (2) years thereafter. He is provided with a car by the Company.

    The Company has obtained "key man" life insurance in the amount of $5.0 million payable to the Company in the event of Mr. Thomas' death while employed by the Company.

                             BUSINESS RELATIONSHIPS

    In fiscal year ended January 29, 2000, a fee of $437,500, in fiscal year ended January 30, 1999, a fee of $375,000 and in fiscal year ended January 31, 1998, a fee of $250,000 was paid to First Canada Management Consultants Limited, a company controlled by Irving Teitelbaum, for the services of Irving Teitelbaum, Chairman of the Board of the Company, and Stephen Gross, Corporate Secretary of the Company, respectively.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Irving Teitelbaum, Wilfred Posluns and George H. Benter, Jr. serve as members of the Compensation Committee. Mr. Teitelbaum also serves as Chairman of the Board of the Company.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The primary duties of the Compensation Committee include: (i) reviewing the compensation levels of the Company's primary executive officers and certain other members of senior management, (ii) consulting with and making recommendations to the Company's Option Committee regarding the Company's overall policy of granting options and awards under the Company's long-term incentive plans, (iii) monitoring the performance of senior management, and
(iv) related matters. A decision to employ any person with an annual compensation of $150,000 or more (or any increase in annual compensation to $150,000 or more) must be approved by the Compensation Committee. The Compensation Committee is comprised entirely of non-employee Directors.

COMPENSATION PHILOSOPHY

    The Company's executive compensation programs are based upon the recognition that The Wet Seal, Inc. competes in a creative industry in which it is critical to stay current with rapidly changing trends and styles. Competition is intense for talented executives who can successfully guide a company in this type of competitive environment. Therefore, the Company's compensation programs are designed to provide total compensation packages that will both attract talented individuals to the Company as well as provide rewards based upon the Company's long-term success.

    With these principles in mind, the Compensation Committee has set forth the following guidelines:

        1. Provide base salaries which are competitive in the retail clothing industry to attract and retain talented individuals;

        2. Provide annual bonuses that are tied to the Company's short-term performance to align the interests of the Company's executives with those of its stockholders; and

        3. Provide long-term incentive benefits which will reward long-term commitment to the Company.

COMPENSATION OF EXECUTIVE OFFICERS

    Base salaries for executive officers are established with a view to the responsibilities of the position and the experience of the individual. Salary levels are also fixed with reference to comparable companies in retail and related trades. The salaries of key executive officers and the incentive plans in which they participate are reviewed annually by the Compensation Committee in light of the Committee's assessment of individual performance, contribution to the Company and level of responsibility.

    The Chief Executive Officer (the "CEO") and the President and Chief Operating Officer are eligible pursuant to their employment agreements to receive annual cash bonuses of 3.5% and 2%, respectively, of the Company's pre-tax profit. The Compensation Committee believes that tying annual cash bonuses to the Company's profitability aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability. The CEO and the President and Chief Operating Officer of the Company earned cash bonuses in fiscal 1999 in the amounts of $834,470 and $476,840, respectively.

    The Company also maintains an employee stock bonus plan in which the top executives of the Company are eligible to participate. Awards under this plan to executives are calculated by multiplying the Company's fiscal year-end pre-tax profit as a percentage of sales by the executive's base salary and dividing such amount by the price of the Company's Class A Common Stock as of the end of the fiscal year. Grants under the stock bonus plan vest over a period of three years.

    Stock options are granted to executive officers and other key employees whose contributions are considered important to the long-term success of the Company pursuant to the Company's long-term incentive plans. Stock options have historically been granted by the Option Committee on a case-by-case basis based upon the Board's evaluation of an individual's past contributions and potential future contributions to the Company. In granting stock options, the Option Committee takes into consideration the anticipated long-term contributions of an individual to the potential growth and success of the Company, as well as the number of options previously granted to the individual.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Since March 1992, Kathy Bronstein has served as CEO of the Company.
Ms. Bronstein received a base salary of $375,000 in fiscal 1995. In
December 1995, Ms. Bronstein's employment agreement was amended to increase her base salary to $550,000. The Compensation Committee deemed this increase appropriate in light of the Company's recent performance and the successful acquisition of the Contempo Casuals chain, which substantially increased the size of the Company. As the Company continues to adapt to a changed environment in the women's retail apparel industry, the Compensation Committee believes that Ms. Bronstein's experience and capabilities will be critical in enabling the Company to remain competitive and profitable. Ms. Bronstein is eligible to receive a non-cumulative annual adjustment (in lieu of a cost of living adjustment) to her base salary of 0.5% of the pre-tax profits of the Company for the preceding fiscal year to the extent this amount exceeds the aggregate cash dividends Ms. Bronstein is eligible to receive on her holdings of Company common stock for the same fiscal year. Ms. Bronstein received such an adjustment in fiscal 1999. See "Executive Compensation and Other Information-Employment Agreements." Ms. Bronstein is also eligible to receive an annual cash bonus pursuant to her employment agreement of 3.5% of the pre-tax profits of the Company for each fiscal year. Under this formula, Ms. Bronstein earned a cash bonus in fiscal 1999 in the amount of $834,470.

LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted as part of the Revenue Reconciliation Act of 1993, limits the deductibility of compensation paid to certain executive officers of the Company beginning with the Company's taxable year 1994. To qualify for deductibility under
Section 162(m), compensation in excess of $1 million per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be either (1) paid pursuant to a written binding contract in effect on February 17, 1993 or
(2) "performance-based" compensation as determined under Section 162(m). In order to be considered "performance-based" for this purpose, compensation must be paid solely on account of the attainment of one or more pre-established performance goals established by a committee of two or more "outside directors," pursuant to an arrangement that has been disclosed to and approved by stockholders. Also, in order for an arrangement to give rise to fully deductible "performance-based" compensation, the terms of the arrangement must preclude the exercise of any discretion in the administration of the plan that would have the effect of increasing compensation paid thereunder.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION DEDUCTIBILITY

    The Company's policy with respect to the deductibility limit of
Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of the Company and its stockholders. However, the Company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

                                          The Compensation Committee
                                          Irving Teitelbaum
                                          Wilfred Posluns
                                          George H. Benter, Jr.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the cumulative stockholder return on the Company's Class A Common Stock with the return on the Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Retail Trade Stocks. The Performance Graph assumes $100 invested on January 27, 1995 in the stock of The Wet
Seal, Inc., the Nasdaq Stock Market (US) and the Nasdaq Retail Trade Stocks. It also assumes that all dividends are reinvested.

                               PERFORMANCE GRAPH
                  FOR THE WET SEAL, INC. CLASS A COMMON STOCK

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              NASDAQ STOCK  NASDAQ RETAIL
DOLLARS   THE WET SEAL, INC.  MARKET (US)   TRADE STOCKS
1/27/95*                 100           100            100
2/2/96*                  184           142            112
1/31/97*                 503           184            138
1/30/98*                 766           218            161
1/29/99*                 941           340            197
1/28/00*                 275           513            161

------------------------

*   Date closest to the Company's fiscal year end.

    The historical stock performance shown on the graph is not necessarily indicative of future price performance.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 12, 2000, for (i) each person known to the Company to have beneficial ownership of more than 5% of each class of the Company's capital stock; (ii) each of the Company's directors;
(iii) each of the Company's executive officers designated in the Summary Compensation Table; and (iv) all directors and officers of the Company as a group. As of April 12, 2000, there were 10,904,023 and 2,912,665 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.

                                                                  %                         %              %
                                                              BENEFICIAL                BENEFICIAL     BENEFICIAL       PERCENT
                                                   NUMBER     OWNERSHIP      NUMBER     OWNERSHIP      OWNERSHIP      OF VOTE OF
                                                 OF SHARES    OF SHARES    OF SHARES    OF SHARES    OF ALL CLASSES   ALL CLASSES
NAME                                             OF CLASS A   OF CLASS A   OF CLASS B   OF CLASS B      OF STOCK       OF STOCK
----                                             ----------   ----------   ----------   ----------   --------------   -----------
Los Angeles Express Fashions, Inc. (Suzy Shier
  Equities, Inc. Subsidiary) (1)...............     --          --         1,455,000       50.0%          11.7%          18.9%
  1604 St. Regis Blvd. Dorval, Quebec, Canada
  H9P1H6
3254127 Canada, Inc. (GTHI Subsidiary) (1).....     --          --           815,573       28.0%           6.5%          10.6%
  1604 St. Regis Blvd. Dorval, Quebec, Canada
  H9P1H6
Suzy Shier Equities, Inc. (Suzy Shier Ltd.
  Subsidiary) (1)..............................   290,500         3.0%       175,000        6.0%           3.7%           4.2%
  1604 St. Regis Blvd. Dorval, Quebec, Canada
  H9P1H6
Suzy Shier Limited (1).........................    58,000        *            --          --             *               *
  1604 St. Regis Blvd. Dorval, Quebec, Canada
  H9P1H6
First Canada Management Consultants Limited
  (1)..........................................    40,000        *            --          --             *               *
  1710 St. Regis Blvd. Dorval, Quebec, Canada
  H9P1H6
Kathy Bronstein (2)............................   112,341         1.2%       467,092       16.0%           4.6%           6.8%
Edmond Thomas (3)..............................   129,757         1.3%        --          --               1.0%          *
Barbara Bachman (4)............................    10,532        *            --           *             *
Sharon Hughes (4)..............................    10,002        *            --          --             *               *
Ann Cadier Kim (4).............................    15,582        *            --          --             *               *
George H. Benter, Jr. (4)......................     4,500        *            --          --             *               *
Walter F. Loeb (4).............................    13,400        *            --          --             *               *
Wilfred Posluns (4)............................    10,000        *            --          --             *               *
Gerald Randolph (4)............................     3,000        *            --          --             *               *
Alan Siegel (4)................................     2,000        *            --          --             *               *
Lazard Freres & Co. LLC (5)....................   967,030        10.1%        --          --               7.8%           6.3%
  30 Rockefeller Plaza New York, New York 10020
Mellon Financial Corporation (6)...............   692,407         7.2%        --          --               5.6%           4.5%
  One Mellon Center Pittsburgh, Pennsylvania
  15258
FMR Corp. (7)..................................   501,700         5.2%        --          --               4.0%           3.3%
  82 Devonshire Street Boston, Massachusetts
  02109
All directors and officers as a group
  (13 individuals).............................   706,415         7.1%     2,912,665      100.0%          28.3%          41.6%

------------------------------

*   Less than 1%

(1) Los Angeles Express Fashions, Inc., 3254127 Canada, Inc., Suzy Shier Equities, Inc., Suzy Shier Limited and First Canada Management Consultants Limited are directly or indirectly controlled by Irving Teitelbaum, Chairman of the Board, and Stephen Gross, Secretary and a director of the Company. These stockholders beneficially own shares which in the aggregate represent approximately 34.1% of the total voting power with respect to the Company. Shares held by First Canada Management Consultants Limited include options representing the immediate right to purchase 40,000 shares of Class A Common Stock.

(2) Ms. Bronstein has sole voting and dispositive power with respect to all of the stated holdings of Class A and Class B Common Stock. Shares held include options representing the immediate right to purchase 107,000 shares of Class A Common Stock. Ms. Bronstein also holds options to purchase an additional 230,000 shares of Class A Common Stock which become exercisable over the next five years.

(3) Mr. Thomas has sole voting and dispositive power with respect to all of the stated holdings of Class A Common Stock. Shares held include options representing the immediate right to purchase 120,000 shares of Class A Common Stock. Mr. Thomas also holds options to purchase an additional 230,000 shares of Class A Common Stock which become exercisable over the next five years.

(4) Shares held include options representing the immediate right to purchase the following shares of Class A Common Stock: Ms. Bachman-6,000; Ms. Hughes-6,500; Ms. Cadier Kim-13,000; Messrs. Benter and Randolph-3,000 each; Mr. Loeb-12,000; Mr. Posluns-10,000 and Mr. Siegel-2,000.

(5) As reported in a Schedule 13G/A dated January 28, 2000, Lazard Freres & Co. LLC ("Lazard") beneficially owns 967,030 shares of the Class A Common Stock of the Company.

(6) As reported in a Schedule 13G dated January 25, 2000, Mellon Financial Corporation ("Mellon") beneficially owns 692,407 shares of the Class A Common Stock of the Company.

(7) As reported in a Schedule 13G/A dated February 14, 2000, FMR Corp. beneficially owns 501,700 shares of the Class A Common Stock of the Company.

                                  PROPOSAL #2
                            RATIFICATION OF AUDITORS

    The Board of Directors, after consideration of the recommendation of the Audit Committee, has nominated the independent public accounting firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 2000. Stockholders will be asked to ratify the nomination of the Board of Directors. Deloitte & Touche LLP has served as the Company's auditors since fiscal 1989. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to make a statement if they desire and are expected to respond to appropriate inquiries from the stockholders. Although ratification of the auditors by stockholders is not legally required, the Company's Board of Directors believes such ratification to be in the best interest of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than 10% of the Company's securities with the Securities and Exchange Commission. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, the Company believes that during fiscal 1999, all such filing requirements were satisfied by the Company's officers, directors and ten percent (10%) stockholders.

                                 OTHER MATTERS

    The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of Proxy or their substitutes will vote in their discretion on such matters.

    The cost of this solicitation or proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, the Company will reimburse them for their expenses in so doing.

                     STOCKHOLDER PROPOSALS FOR PRESENTATION
                             AT 2001 ANNUAL MEETING

    If a Stockholder of the Company wishes to present a proposal for consideration at the next Annual Meeting of Stockholders, the proposal must be received at the executive offices of the Company no later than December 25, 2000, to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that Annual Meeting.

             - Please Detach and Mail in the Envelope Provided -
-------------------------------------------------------------------------------

PROXY            THE WET SEAL, INC. PROXY--2000 ANNUAL MEETING            PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING MAY 31, 2000

The undersigned, a stockholder of The Wet Seal, Inc., a Delaware corporation, appoints Kathy Bronstein and Edmond Thomas, or either of them, his true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626 on May 31, 2000, at 10:00 a.m., and any adjournment thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated April 24, 2000, receipt of which is acknowledged by the undersigned:


                                  NEW ADDRESS:
                                               -------------------------------

Check here for   / /              --------------------------------------------
address change
                                  --------------------------------------------

                                  --------------------------------------------
                                        (Continued and to be signed and
                                             dated on reverse side)

              - Please Detach and Mail in the Envelope Provided -
-------------------------------------------------------------------------------

/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                                      FOR       WITHHOLD
                                 ALL NOMINEES   AUTHORITY
1.  Election of                       / /          / /
    Directors

NOMINEES:
George H. Benter, Jr., Kathy Bronstein, Stephen Gross, Walter F. Loeb,
Wilfred Posluns, Gerald Randolph, Alan Siegel, Irving Teitelbaum, Edmond Thomas

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


-------------------------------------------------------------------------------


                                              FOR       ABSTAIN       AGAINST
2.  Ratification of the selection by          / /         / /           / /
    the Board of Directors of Deloitte &
    Touche LLP as Independent Auditors
    for the Company for the year ending
    February 3, 2001.

3. Such other matters as may properly come before the Annual Meeting. The Board of Directors at present knows of no other matters to be brought before the Annual Meeting.

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR proposals 1 and 2 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

SIGNATURE(S)                                            DATE
             -----------------------------------------       -----------------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.